BARK Reports First Quarter Fiscal Year 2024 Results

NEW YORK, August 8, 2023 — BARK, Inc. (NYSE: BARK) (“BARK” or the “Company”), a leading global omnichannel dog brand with a mission to make all dogs happy, today announced its financial results for the fiscal first quarter ended June 30, 2023.

Key Highlights
•Total revenue was $120.6 million, broadly in-line with the Company's guidance range.
•Consolidated gross margin increased 280 basis points to 60.6%, compared to last year.
•Net Loss improved 24.3% to $(11.7) million, year-over-year.
•Adjusted EBITDA was $(7.4) million, approximately $3.1 million ahead of the midpoint of the Company's guidance range, and a 43.0% improvement versus last year.

“The strategic actions we took in fiscal 2023 to improve our unit economics and strengthen the long-term financial health of the business are beginning to bear fruit. These efforts, coupled with our continued expansion into exciting new categories like consumables and the encouraging progress of our unified platform made us a stronger and more dynamic company as we entered fiscal 2024,” said Matt Meeker, Chief Executive Officer of BARK. “I am pleased to report, fiscal 2024 is off to a strong start. Last quarter, we improved our consolidated gross margin by 280 basis points, narrowed our Adjusted EBITDA loss by 43%, and reduced our cash burn by over $8 million, compared to the first quarter of last year. Looking ahead, we anticipate continued improvements in each of these areas as the year unfolds. We also expect our top line to gain momentum, particularly in the second half, as we continue to expand our consumables footprint.”

Key Performance Indicators

	Three Months Ended
	June 30,
	2023	2022
Total Orders (in thousands)	3,560	3,867
Average Order Value	$31.43	$30.61
Direct to Consumer Gross Profit (in thousands)	$69,583	$71,249
Direct to Consumer Gross Margin	62.2%	60.2%

Fiscal First Quarter 2024 Highlights
•Revenue was $120.6 million, broadly in-line with the low-end of the Company's guidance range and an 8% decrease year-over-year.
•Direct to Consumer (“DTC”) revenue was $111.9 million, a 5% decrease year-over-year.
•Commerce revenue was $8.7 million, a 32% decrease year-over-year.
•Gross profit was $73.0 million, $2.8 million lower than the same period last year.
•Gross margin was 60.6%, as compared to 57.8% in the same period last year. The increase was driven by a $0.82 increase in Average Order Value coupled with a reduction in unit cost of goods in the most recent period.
•Advertising and marketing expenses were $17.6 million as compared to $16.4 million in the previous year.
•General and administrative ("G&A") expenses were $69.4 million, as compared to $79.6 million in the prior year.
•Net loss was $(11.7) million, as compared to a net loss of $(15.4) million in the previous year. Prior year included a $6.0 million positive, non-cash impact from the change in fair value of warrants compared to $1.3 million this year.
•Adjusted EBITDA was $(7.4) million, a $5.6 million improvement compared to last year and $3.1 million ahead of the mid-point of the Company's guidance range. The Company did benefit from certain timing related items in the most recent quarter.
•Net Cash Used In Operating Activities was $(10.7) million. free cash flow, defined as net cash used in operating activities less capital expenditures, was $(13.7) million, an improvement of $8.4 million compared to the same period last year.

Balance Sheet Highlights
•The Company’s cash and cash equivalents balance as of June 30, 2023 was $163.9 million.
•The Company's inventory balance as of June 30, 2023 was $112.5 million, a decrease of $11.9 million compared to the prior quarter.

Fiscal Second Quarter and Full Year 2024 Financial Outlook
Based on current market conditions as of August 8, 2023, BARK is providing guidance for revenue and Adjusted EBITDA, which is a Non-GAAP financial measure, as follows.

For the fiscal second quarter 2024, we expect:
•Total revenue of $123 to $127 million.
•Adjusted EBITDA of $(3) million to $(1) million.

For the fiscal full year 2024, we expect:
•Total revenue of flat to (5)% year-over-year, unchanged from the Company's prior guidance.
•Adjusted EBITDA of $(8) million to $2 million, unchanged from the Company's prior guidance.

We do not provide guidance for Net Loss due to the uncertainty and potential variability of certain items, including stock-based compensation expenses and related tax effects, which are the reconciling items between Net Loss and Adjusted EBITDA. Because such items cannot be calculated or predicted without unreasonable efforts, we are unable to provide a reconciliation of Adjusted EBITDA to Net Loss. However, such items could have a significant impact on Net Loss.

The guidance provided above constitutes forward looking statements and actual results may differ materially. Please refer to the “Forward Looking Statements” section below for information on the factors that could cause our actual results to differ materially from these forward looking statements and “Non-GAAP Financial Measures” for additional important information regarding Adjusted EBITDA.

Conference Call Information
A conference call to discuss the Company's fiscal first quarter 2024 results will be held today, August 8, 2023, at 4:30 p.m. ET. During the conference call, the Company may make comments concerning business and financial developments, trends and other business or financial matters. The Company's comments, as well as other matters discussed during the conference call, may contain or constitute information that has not been previously disclosed.

The conference call can be accessed by dialing 1-888-330-2120 for U.S. participants and 1-646-960-0290 for international participants. The conference call passcode is 5515653. A live audio webcast of the call will be available at https://investors.bark.co/ and will be archived for 1 year.

About BARK
BARK is the world’s most dog-centric company, devoted to making dogs happy with the best products, services and content. BARK’s dog-obsessed team applies its unique, data-driven understanding of what makes each dog special to design playstyle-specific toys, wildly satisfying treats, great food for your dog’s breed, effective and easy to use dental care, and dog-first experiences that foster the health and happiness of dogs everywhere. Founded in 2011, BARK loyally serves dogs nationwide with themed toys and treats subscriptions, BarkBox and BARK Super Chewer; custom product collections through its retail partner network, including Target and Amazon; its high-quality, nutritious meals made for your breed with BARK Food; and products that meet dogs’ dental needs with BARK Bright®. At BARK, we want to make dogs as happy as they make us because dogs and humans are better together. Sniff around at bark.co for more information.

Forward Looking Statements
This press release contains forward-looking statements relating to, among other things, the future performance of BARK that are based on the Company’s current expectations, forecasts and assumptions and involve risks and uncertainties. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” "anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology. These statements include, but are not limited to, statements about future operating results, including our strategies, plans, commitments, objectives and goals. Actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Other factors that could cause or contribute to such differences include, but are not limited to, risks relating to the uncertainty of the projected financial information with respect to BARK; the risk that spending on pets may not increase at projected rates; that BARK subscriptions may not increase their spending with BARK; BARK’s ability to continue to convert social media followers and contacts into customers; BARK’s ability to successfully expand its product lines and channel distribution; competition; the uncertain effects of the COVID-19 pandemic or other global or macroeconomic events or challenges.

More information about factors that could affect BARK's operating results is included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company's quarterly report on Form 10-Q, copies of which may be obtained by visiting the Company’s Investor Relations website at https://investors.bark.co/ or the SEC’s website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to the Company on the date hereof. The Company assumes no obligation to update such statements.

Definitions of Key Performance Indicators

Total Orders
We define Total Orders as the total number of DTC orders shipped in a given period. These include all orders across all of our product categories, regardless of whether they are purchased on a subscription, auto-ship, or one-off basis.

Average Order Value
Average Order Value (“AOV”) is Direct to Consumer revenue for the period divided by Total Orders for the same period. In prior periods, the Company calculated AOV by dividing DTC revenue by total subscription shipments.

BARK, Inc.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS
(In thousands)

	Three Months Ended
	June 30,
	2023	2022
REVENUE	$120,591	$131,150
COST OF REVENUE	47,555	55,336
Gross profit	73,036	75,814
OPERATING EXPENSES:
General and administrative(1)	69,421	79,589
Advertising and marketing	17,619	16,363
Total operating expenses	87,040	95,952
LOSS FROM OPERATIONS	(14,004)	(20,138)
INTEREST INCOME (EXPENSE)—NET	758	(1,389)
OTHER INCOME—NET (2)	1,583	6,119
NET LOSS BEFORE INCOME TAXES	(11,663)	(15,408)
PROVISION FOR INCOME TAXES	—	—
NET LOSS AND COMPREHENSIVE LOSS	$(11,663)	$(15,408)

(1)     For the three months ended June 30, 2023 and 2022, General and administrative included shipping and fulfillment expense of $36.2 million and $41.1 million, respectively.

(2) For the three months ended June 30, 2023 and 2022, Other Income, Net, is primarily due to income related to the changes in fair value of our warrant liabilities during the period of $1.3 million and $6.0 million, respectively.

DISAGGREGATED REVENUE
(In thousands)

	Three Months Ended
	June 30,
	2023	2022
Revenue
Direct to Consumer:
Toys & Accessories (1)	$72,129	$77,520
Consumables (1)	39,758	40,877
Total Direct to Consumer	$111,887	$118,397
Commerce	8,704	12,753
Revenue	$120,591	$131,150
(1) The allocation between Toys & Accessories and Consumables includes estimates and was determined utilizing data on stand-alone selling prices that the Company charges for similar offerings, and also reflects historical pricing practices.

GROSS PROFIT BY SEGMENT
(In thousands)

	Three Months Ended
	June 30,
	2023	2022
Direct to Consumer:
Revenue	$111,887	$118,397
Costs of revenue	42,304	47,148
Gross profit	69,583	71,249
Commerce:
Revenue	8,704	12,753
Costs of revenue	5,251	8,188
Gross profit	3,453	4,565
Consolidated:
Revenue	120,591	131,150
Costs of revenue	47,555	55,336
Gross profit	$73,036	$75,814

BARK, INC.
CONSOLIDATED BALANCE SHEETS (In thousands, except share and per share data)

	June 30,	March 31,
	2023	2023
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$163,923	$177,911
Accounts receivable—net	5,128	6,554
Prepaid expenses and other current assets	5,153	3,552
Inventory	112,465	124,336
Total current assets	286,669	312,353
PROPERTY AND EQUIPMENT—NET	38,366	39,851
INTANGIBLE ASSETS—NET	5,582	4,090
OPERATING LEASE RIGHT-OF-USE ASSETS	35,820	36,892
OTHER NONCURRENT ASSETS	7,416	7,234
TOTAL ASSETS	$373,853	$400,420
LIABILITIES, AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$19,548	$34,370
Operating lease liabilities, current	5,136	5,484
Accrued and other current liabilities	29,564	31,975
Deferred revenue	26,345	27,772
Total current liabilities	80,593	99,601
LONG-TERM DEBT	81,406	81,221
OPERATING LEASE LIABILITIES	46,672	47,240
OTHER LONG-TERM LIABILITIES	3,244	1,821
Total liabilities	211,915	229,883
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Common stock, par value $0.0001 per share—500,000,000 shares authorized; 178,760,600 shares issued and outstanding as of June 30, 2023 and 500,000,000 shares authorized; 177,647,754 shares issued and outstanding as of March 31, 2023.	1	1
Additional paid-in capital	483,432	480,370
Accumulated deficit	(321,495)	(309,834)
Total stockholders’ equity	161,938	170,537
TOTAL LIABILITIES, AND STOCKHOLDERS’ EQUITY	$373,853	$400,420

BARK, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three Months Ended
	June 30,	June 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(11,663)	$(15,408)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation & amortization	2,868	1,871
Amortization of right-of-use assets	1,073	1,391
Amortization of deferred financing fees and debt discount	185	161
Bad debt expense	—	242
Stock-based compensation expense	3,225	4,343
Provision for inventory obsolescence reserve	600	319
Change in fair value of warrant liabilities and derivatives	(1,304)	(5,997)
Accounts receivable	1,427	1,383
Inventory	11,269	(5,220)
Prepaid expenses and other current assets	(1,602)	(69)
Other assets	(125)	(11)
Accounts payable and accrued expenses	(14,824)	(2,497)
Deferred revenue	(1,427)	2,932
Operating lease liabilities	(917)	(746)
Other liabilities	474	(119)
Net cash used in operating activities	(10,741)	(17,425)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(2,972)	(4,735)
Net cash used in investing activities	(2,972)	(4,735)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of finance lease obligations	(58)	(153)
Proceeds from the exercise of stock options	81	154
Proceeds from issuance of common stock under ESPP	286	—
Tax payments related to the issuance of common stock	(530)	—
Net cash provided by financing activities	(221)	1

Effect of exchange rate changes on cash	2	5

NET DECREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(13,932)	(22,154)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH—BEGINNING OF PERIOD	183,068	201,679
CASH, CASH EQUIVALENTS AND RESTRICTED CASH—END OF PERIOD	$169,136	$179,525

RECONCILIATION OF CASH, CASH EQUIVALENTS AND RESTRICTED CASH:
Cash and cash equivalents	163,923	177,242
Restricted cash - Other noncurrent assets	5,213	2,283
Total cash, cash equivalents and restricted cash	$169,136	$179,525

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Purchases of property and equipment included in accounts payable and accrued liabilities	$97	$1,717
Cash paid for interest	$45	$73
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Establishment of operating lease	$—	$24,576

Non-GAAP Financial Measures

We report our financial results in accordance with U.S. GAAP. However, management believes that Adjusted Net Loss, Adjusted Net Loss Margin, Adjusted Net Loss Per Common Share, Adjusted EBITDA, Adjusted EBITDA Margin, and Free Cash Flow, all non-GAAP financial measures (together the “Non-GAAP Measures”), provide investors with additional useful information in evaluating our performance.
We calculate Adjusted Net Loss as net income loss, adjusted to exclude: (1) stock-based compensation expense, (2) change in fair value of warrants and derivatives, (3) sales and use tax expense (income), (4) restructuring charges related to reduction in force payments, (5) retention payments, (6) duplicate rent expense incurred during the relocation of our corporate headquarters, and (7) executive transition costs including recruiting costs.
We calculate Adjusted Net Loss Margin by dividing Adjusted Net Loss for the period by Revenue for the period.
We calculate Adjusted Net Loss Per Common Share by dividing Adjusted Net Loss for the period by weighted average common shares used to compute net loss per share attributable to common stockholders for the period.

We calculate Adjusted EBITDA as net loss, adjusted to exclude: (1) interest income (expense), net, (2) depreciation and amortization, (3) stock-based compensation expense, (4) change in fair value of warrants and derivatives, (5) sales and use tax income, (6) restructuring charges related to reduction in force payments, (7) retention payments, (8) duplicate rent expense incurred during the relocation of our corporate headquarters, and (9) executive transition costs including recruiting costs.
We calculate Adjusted EBITDA Margin by dividing Adjusted EBITDA for the period by revenue for the period.
We calculate Free Cash Flow as net cash used in operating activities less capital expenditures.

The Non-GAAP Measures are financial measures that are not required by, or presented in accordance with U.S. GAAP. We believe that the Non-GAAP Measures, when taken together with our financial results presented in accordance with U.S. GAAP, provides meaningful supplemental information regarding our operating performance and facilitates internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations or outlook. In particular, we believe that the use of the Non-GAAP Measures are helpful to our investors as they are measures used by management in assessing the health of our business, determining incentive compensation and evaluating our operating performance, as well as for internal planning and forecasting purposes.
The Non-GAAP Measures are presented for supplemental informational purposes only, have limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with U.S. GAAP. Some of the limitations of the Non-GAAP Measures include that (1) the measures do not properly reflect capital commitments to be paid in the future, (2) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA and Adjusted EBITDA Margin do not reflect these capital expenditures, (3) Adjusted EBITDA and Adjusted EBITDA Margin do not consider the impact of stock-based compensation expense, which is an ongoing expense for our company, (4) Adjusted EBITDA and Adjusted EBITDA Margin do not reflect other non-operating expenses, including interest expense. In addition, our use of the Non-GAAP Measures may not be comparable to similarly titled measures of other companies because they may not calculate the Non-GAAP Measures in the same manner, limiting their usefulness as a comparative measure. Because of these limitations, when evaluating our performance, you should consider the Non-GAAP Measures alongside other financial measures, including our net income loss and other results stated in accordance with U.S. GAAP, and (5) Free cash flow does not represent the total residual cash flow available for discretionary purposes and does not reflect our future contractual commitments.

The following table presents a reconciliation of Adjusted net loss to net loss, the most directly comparable financial measure stated in accordance with U.S. GAAP, and the calculation of net loss margin, Adjusted net loss margin and Adjusted net loss per common share for the periods presented:

Adjusted Net Loss

	Three Months Ended June 30,
	2023	2022
	(in thousands)
Net loss	$(11,663)	$(15,408)
Stock-based compensation expense	3,225	4,343
Change in fair value of warrants and derivatives	(1,304)	(5,996)
Sales and use tax income (1)	(69)	(83)
Duplicate headquarters rent	24	603
Other items (2)	248	106
Adjusted net income (loss)	$(9,539)	$(16,435)
Net income (loss) margin	(9.67)%	(11.75)%
Adjusted net loss margin	(7.91)%	(12.53)%

Adjusted net loss per common share - basic and diluted	$(0.05)	$(0.09)
Weighted average common shares used to compute adjusted net loss per share attributable to common stockholders - basic and diluted	177,681,579	175,491,912

The following table presents a reconciliation of Adjusted EBITDA to net loss, the most directly comparable financial measure stated in accordance with U.S. GAAP, and the calculation of net loss margin and Adjusted EBITDA margin for the periods presented:

Adjusted EBITDA

	Three Months Ended June 30,
	2023	2022
	(in thousands)
Net loss	$(11,663)	$(15,408)
Interest (income) expense, net	(758)	1,389
Depreciation and amortization expense	2,868	2,016
Stock-based compensation expense	3,225	4,343
Change in fair value of warrants and derivatives	(1,304)	(5,996)
Sales and use tax income (1)	(69)	(83)
Duplicate headquarters rent	24	603
Other items (2)	248	106
Adjusted EBITDA	$(7,429)	$(13,030)
Net loss margin	(9.67)%	(11.75)%
Adjusted EBITDA margin	(6.16)%	(9.94)%

(1) Sales and use tax expense relates to recording a liability for sales and use tax we did not collect from our customers. Historically, we had collected state or local sales, use, or other similar taxes in certain jurisdictions in which we only had physical presence. On June 21, 2018, the U.S. Supreme Court decided, in South Dakota v. Wayfair, Inc. that state and local jurisdictions may, at least in certain circumstances, enforce a sales and use tax collection obligation on remote vendors that have no physical presence in such jurisdiction. A number of states have positioned themselves to require sales and use tax collection by remote vendors and/or by online marketplaces. The details and effective dates of these collection requirements vary from state to state and accordingly, we recorded a liability in those periods in which we created economic nexus based on each state’s requirements. Accordingly, we now collect, remit, and report sales tax in all states that impose a sales tax. Subsequently, as certain of these liabilities are waived by tax authorities or the applicable statute of limitations expires, the related accrued liability is reversed.

(2) For the three months ended June 30, 2023, other items is primarily comprised of costs related to restructuring of $0.1 million related to reduction in force payments and non-recurring retention payments to management expense of $0.1 million. For the three months ended June 30,2022, other items is comprised of executive transition costs including recruiting costs of $0.1 million.

The following table presents a reconciliation of Free Cash Flow to Net cash used in operating activities, the most directly comparable financial measure prepared in accordance with U.S. GAAP, for each of the periods indicated:

Free Cash Flow

	Three Months Ended June 30,
	2023	2022
Free cash flow reconciliation:
Net cash used in operating activities	$(10,741)	$(17,425)
Capital expenditures	(2,972)	(4,735)
Free cash flow	$(13,713)	$(22,160)

Contacts
Investors:
Michael Mougias
investors@barkbox.com

Media:
Garland Harwood
press@barkbox.com